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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                November 14, 2000
                Date of Report (Date of earliest event reported)


                       SHARED TECHNOLOGIES CELLULAR, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                      1-13732                 06-1386411
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

        100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109
                    (Address of principal executive offices)

                                 (860) 258-2500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     On November 14, 2000, Shared Technologies Cellular, Inc. executed a definitive agreement and plan of merger with SATX, Inc. pursuant to which SATX, Inc. will merge into Shared Technologies Cellular, Inc. and shareholders of SATX, Inc. will receive 17 million shares of the surviving company. Consummation of the transaction is subject to satisfaction of specified conditions including the approval of the shareholders of both companies, receipt of $30 million of working capital financing for the surviving corporation and obtaining fairness opinions and regulatory approvals. There can be no assurance that the proposed transaction will be consummated.

     The Agreement and Plan of Merger is attached as Exhibit 10 and incorporated by reference herein. Shared Technologies Cellular, Inc. issued the press release attached as Exhibit 99 and incorporated by reference herein.

Item 7. Exhibits.

     (c) Exhibits. The following exhibits are filed herewith:

         Exhibit No.     Description

         (10) Agreement and Plan of Merger By and Between Shared Technologies Cellular, Inc. and SATX, Inc. dated as of November 14, 2000

         (99)            Press Release dated November 15, 2000


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 16, 2000

                                 SHARED TECHNOLOGIES CELLULAR, INC.


                                 By:    /s/ Anthony D. Autorino
                                        ---------------------------------------
                                        Chairman and Chief Executive Officer




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                                  EXHIBIT INDEX


Exhibit No.     Description

(10) Agreement and Plan of Merger By and Between Shared Technologies Cellular, Inc. and SATX, Inc. dated as of November 14, 2000

(99)            Press Release dated November 15, 2000